Exhibit 99.1

Press Release

Release date: August 8, 2019

Uniti Group Inc. Reports Second Quarter 2019 Results

Announces Sale of U.S. Ground Lease Business

Issued $345 Million of Exchangeable Notes

Extended Maturity of Revolving Credit Facility Two Years

•	Revenues of $264.4 Million for the Second Quarter
•	Net income of $0.20 Per Diluted Common Share for the Second Quarter
•	AFFO Per Diluted Common Share of $0.55 for the Second Quarter
•	Updates 2019 Financial Outlook

LITTLE ROCK, Ark., August 8, 2019 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2019.

“All of our businesses continue to execute well on their operating priorities for this year, and we continue to consider alternatives to maximize the value of our portfolio of infrastructure assets.  I am pleased to announce today the sale of our U.S. ground lease business within Uniti Towers. Similar to the recent sale of our Latin America tower portfolio, the sale of our ground lease business recycles capital at an attractive return, as well as allows the Company to focus solely on its strategy of building towers within the U.S. for our wireless customers.  Furthermore, we continue to expect to close our previously announced OpCo-PropCo partnership with Macquarie Infrastructure Partners to acquire Bluebird Network, LLC (“Bluebird”) near the end of the third quarter,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “As previously announced, we completed a $345 million exchangeable notes offering in the second quarter, and used a portion of the proceeds to repay outstanding borrowings under our revolving credit facility.  We also extended the maturity date of our revolving credit agreement by two years, and significantly increased our liquidity with both of these transactions.”

QUARTERLY RESULTS

Consolidated revenues for the second quarter of 2019 were $264.4 million.  Net income and Adjusted EBITDA was $39.5 million and $206.9 million, respectively, for the same period.  Net income attributable to common shares was $38.2 million for the period and included $28.8 million of pre-tax gains on the sale of our Latin American tower portfolio and U.S. ground lease business, a $22.3 million gain on changes in fair value of contingent consideration, $5.8 million of other income related to Hurricane Michael insurance settlement recoveries, partially offset by transaction and integration related costs of $7.0 million.  Adjusted

Funds From Operations (“AFFO”) attributable to common shareholder was $105.3 million, or $0.55 per diluted common share.

Uniti Fiber contributed $81.3 million of revenues and $37.0 million of Adjusted EBITDA for the second quarter of 2019, achieving Adjusted EBITDA margins of approximately 45.5%.  Excluding the impact of the insurance recoveries, Adjusted EBITDA margins were approximately 38.4%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $50.3 million, and maintenance capital expenditures were $1.9 million. At June 30, 2019, Uniti Fiber had approximately $1.3 billion of revenues under contract.

Uniti Towers contributed $3.1 million of revenues and reported near break-even Adjusted EBITDA for the quarter.  These results included the impacts of our Latin American tower portfolio and U.S. ground lease business up to April 2 and May 23, 2019, respectively.  Uniti Towers’ total capital expenditures for the second quarter were $30.8 million and included the completed construction of 69 towers.

Uniti Leasing had revenues of $177.0 million and Adjusted EBITDA of $175.9 million for the second quarter.   The Consumer CLEC business had revenues of $2.9 million for the second quarter, achieving Adjusted EBITDA margins of approximately 19.5%.

INVESTMENT TRANSACTIONS

On May 23, 2019, Uniti completed the sale of substantially all of its U.S. ground lease business, resulting in a pre-tax gain of $5.0 million.  Total consideration for the entire portfolio is approximately $34 million.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $300 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.0x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on June 28, 2019, Uniti issued $345 million aggregate principal amount of 4.00% exchangeable senior notes (the “Exchangeable Notes”), which will mature on June 15, 2024.  The initial exchange price of the Exchangeable Notes is approximately $12.43 per share, representing a premium of approximately 32.50% to the $9.38 closing price of the common stock of the Company on June 25, 2019, the pricing date.  The Exchangeable Notes are exchangeable into cash, shares of common stock, or a combination of both, at our election.  In connection with the Exchangeable Notes offering, Uniti entered into a series of privately negotiated hedging transactions with certain of the initial purchasers and/or their respective affiliates.

In conjunction with the Exchangeable Notes offering, Uniti entered into an amendment to its credit agreement to extend the maturity date of $575.9 million of commitments under its revolving credit facility to April 24, 2022.  A portion of the net proceeds from the Exchangeable Notes offering was used to repay outstanding borrowings under the revolving credit facility, including to make effective the amendment to extend the maturity date, and to pay the cost of the Exchangeable Note hedge transactions.

During the second quarter, Uniti received notice from PEG Bandwidth Holdings, LLC that it had elected to convert all of its shares in the Company’s 3.00% Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  Uniti settled the conversion in shares of common stock on July 2, 2019, issuing approximately 8.7 million shares representing a total value of $87.5 million.  Upon conversion, all outstanding shares of the Series A Preferred Stock were cancelled and no longer remain outstanding.

On August 6, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per common share, payable on October 15, 2019 to stockholders of record on September 30, 2019.

UPDATED FULL YEAR 2019 OUTLOOK

The Company’s updated 2019 outlook includes, among other things, (i) the sale of our U.S. ground lease business, (ii) incremental interest expense related to the Exchangeable Notes offering and amendment of our revolving credit facility, (iii) the dilutive impact from the accounting treatment of our Exchangeable Notes offering and conversion of Series A Preferred Stock on our weighted-average common shares outstanding for the purpose of presenting earnings, FFO, and AFFO per diluted common share, (iv) transaction costs and other income reported during the first half of the year, and (v) other business unit level revisions.  Our 2019 outlook assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time.  Our outlook includes the effect of the Bluebird transaction, which is expected to close near the end of the third quarter.

Our current outlook excludes any future acquisitions, capital market transactions, and future transaction costs not mentioned herein.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2019 is as follows (in millions):

	Full Year 2019
Revenue	$1,069	to	$1,078
Net income attributable to common shareholders	44	to	53
Adjusted EBITDA (1)	815	to	824
Interest expense, net (2)	389	to	389

Attributable to common shareholders:
FFO (1)	331	to	340
AFFO (1)	412	to	421

Weighted-average common shares outstanding – diluted	201	to	201
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes capitalized interest and amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 8668098.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of June 30, 2019, Uniti owns 5.6 million fiber strand miles, approximately 570 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2019 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, and closing of the Bluebird transaction.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to reject the master lease or be unable or unwilling to perform its obligations under the master lease; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2019	December 31, 2018
Assets:
Property, plant and equipment, net	$3,201,436	$3,209,006
Cash and cash equivalents	299,394	38,026
Accounts receivable, net	77,303	104,063
Goodwill	692,833	692,385
Intangible assets, net	371,407	432,821
Straight-line revenue receivable	391	61,785
Derivative asset	-	31,043
Other assets, net	130,901	23,808
Assets held for sale, net	16,692	-
Total Assets	$4,790,357	$4,592,937

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$206,350	$94,179
Accrued interest payable	29,441	28,097
Deferred revenue	811,782	726,262
Derivative liability	19,117	-
Dividends payable	9,394	113,744
Deferred income taxes	34,672	52,434
Finance lease obligations	55,444	55,282
Contingent consideration	18,522	83,401
Notes and other debt, net	5,003,092	4,846,233
Liabilities held for sale	4,332	-
Total Liabilities	6,192,146	5,999,632

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	87,500	86,508

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 183,123 shares at June 30, 2019 and 180,536 shares at December 31, 2018	18	18
Additional paid-in capital	855,425	757,517
Accumulated other comprehensive (loss) income	(18,960)	30,105
Distributions in excess of accumulated earnings	(2,413,326)	(2,373,218)
Total Uniti shareholders’ deficit	(1,576,843)	(1,585,578)
Noncontrolling interests – operating partnership units	87,554	92,375
Total shareholders’ deficit	(1,489,289)	(1,493,203)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,790,357	$4,592,937

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Leasing	$177,042	$173,885	$353,125	$346,659
Fiber Infrastructure	81,327	67,389	158,160	134,356
Towers	3,146	2,472	8,226	5,842
Consumer CLEC	2,899	3,583	5,934	7,387
Total revenues	264,414	247,329	525,445	494,244

Costs and expenses:
Interest expense, net	97,729	79,385	182,187	156,992
Depreciation and amortization	102,578	114,842	206,405	229,563
General and administrative expense	26,428	20,681	50,654	43,201
Operating expense (exclusive of depreciation and amortization)	40,163	31,522	78,581	61,426
Transaction related costs	7,035	3,789	13,704	9,702
Gain on sale of real estate	(28,790)	-	(28,790)	-
Other (income) expense	(28,119)	3,349	(31,232)	(536)
Total costs and expenses	217,024	253,568	471,509	500,348

Income (loss) before income taxes	47,390	(6,239)	53,936	(6,104)
Income tax expense (benefit)	7,843	(2,646)	11,897	(3,742)
Net income (loss)	39,547	(3,593)	42,039	(2,362)
Net income (loss) attributable to noncontrolling interests	830	(90)	880	(69)
Net income (loss) attributable to shareholders	38,717	(3,503)	41,159	(2,293)
Participating securities’ share in earnings	(223)	(658)	(251)	(1,337)
Dividends declared on convertible preferred stock	-	(656)	(656)	(1,312)
Amortization of discount on convertible preferred stock	(248)	(745)	(993)	(1,490)
Net income (loss) attributable to common shareholders	$38,246	$(5,562)	$39,259	$(6,432)

Net income (loss) attributable to common shareholders – Basic	$38,246	$(5,562)	$39,259	$(6,432)
Impact of if-converted dilutive securities	363	-	1,764	-
Net income (loss) attributable to common shareholders – Diluted	$38,609	$(5,562)	$41,023	$(6,432)
Weighted average number of common shares outstanding:
Basic	182,971	175,011	182,597	174,951
Diluted	193,105	175,011	192,276	174,951

Earnings (loss) per common share:
Basic	$0.21	$(0.03)	$0.22	$(0.04)
Diluted	$0.20	$(0.03)	$0.21	$(0.04)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2019	2018
Cash flow from operating activities:
Net income (loss)	$42,039	$(2,362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	206,405	229,563
Amortization of deferred financing costs and debt discount	17,659	12,147
Deferred income taxes	(2,712)	(4,257)
Straight-line revenues	(1,416)	(7,400)
Stock based compensation	5,085	4,095
Change in fair value of contingent consideration	(25,531)	(488)
Gain on sale of real estate	(28,790)	-
Other	2,252	1,597
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	25,169	(22,971)
Other assets	(12,849)	(5,510)
Accounts payable, accrued expenses and other liabilities	23,053	26,559
Net cash provided by operating activities	250,364	230,973

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(4,210)	-
Proceeds from sale of real estate, net of cash	127,524	-
NMS asset acquisitions	-	(1,154)
Capital expenditures – other	(180,478)	(163,467)
Net cash used in investing activities	(57,164)	(164,621)

Cash flows from financing activities:
Principal payment on debt	(10,540)	(10,540)
Dividends paid	(120,161)	(212,043)
Payments of contingent consideration	(28,170)	(12,662)
Distributions paid to noncontrolling interest	(2,686)	(4,958)
Borrowings under revolving credit facility	139,000	245,000
Payments under revolving credit facility	(203,981)	(50,000)
Capital lease payments	(1,896)	(2,738)
Payments for financing costs	(49,462)	-
Common stock issuance, net of costs	21,641	-
Proceeds from issuance of notes	345,000	-
Proceeds from sale of warrants	50,819	-
Payment for bond hedge option	(70,035)	-
Employee stock purchase program	447	-
Net share settlement	(1,765)	(1,575)
Net cash provided by (used in) financing activities	68,211	(49,516)

Effect of exchange rate changes on cash and cash equivalents	(43)	(101)
Net increase in cash and cash equivalents	261,368	16,735
Cash and cash equivalents at beginning of period	38,026	59,765
Cash and cash equivalents at end of period	$299,394	$76,500

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$19,817	$15,191
Tenant capital improvements	81,137	92,190
Settlement of contingent consideration through non-cash consideration	11,178	-
Exchange of noncontrolling interest through non-cash consideration	4,260	-

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) attributable to common shareholders	$38,246	$(5,562)	$39,259	$(6,432)
Real estate depreciation and amortization	82,436	95,399	166,162	190,976
Gain on sale of real estate assets, net of tax	(24,215)	-	(24,215)	-
Participating securities’ share in earnings	223	658	251	1,337
Participating securities’ share in FFO	(541)	(658)	(569)	(1,337)
Adjustments for noncontrolling interests	(1,181)	(2,200)	(3,034)	(4,405)
FFO attributable to common shareholders	94,968	87,637	177,854	180,139
Transaction related costs	7,035	3,789	13,704	9,702
Change in fair value of contingent consideration	(22,275)	3,376	(25,531)	(488)
Amortization of deferred financing costs and debt discount	10,786	6,113	17,659	12,147
Stock based compensation	3,197	1,885	5,085	4,095
Non-real estate depreciation and amortization	20,142	19,443	40,243	38,587
Straight-line revenues	(693)	(2,808)	(1,416)	(7,400)
Maintenance capital expenditures	(1,923)	(665)	(4,726)	(2,150)
Amortization of discount on convertible preferred stock	248	745	993	1,490
Cash taxes on tax basis cancellation of debt	-	-	4,590	-
Other non-cash items, net	(5,967)	(9,678)	(15,649)	(17,260)
Adjustments for noncontrolling interests	(219)	(482)	(735)	(835)
Adjusted FFO attributable to common shareholders	$105,299	$109,355	$212,071	$218,027

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$94,968	$86,637	$177,854	$180,139
Impact of if-converted dilutive securities	363	-	1,764	-
FFO Attributable to common shareholders – Diluted	$95,331	$86,637	$179,618	$180,139

AFFO Attributable to common shareholders – Basic	$105,299	$109,355	$212,071	$218,027
Impact of if-converted dilutive securities	115	-	771	-
AFFO Attributable to common shareholders – Diluted	$105,414	$109,355	$212,842	$218,027

Weighted average common shares used to calculate basic earnings (loss) per common share	182,971	175,011	182,597	174,951
Impact of dilutive non-participating securities	8	909	8	924
Impact of if-converted dilutive securities	10,126	-	9,671	-
Weighted average common shares used to calculate diluted FFO and AFFO per common share	193,105	175,920	192,276	175,875

Per diluted common share:
EPS	$0.20	$(0.03)	$0.21	$(0.04)
FFO	$0.49	$0.50	$0.93	$1.02
AFFO	$0.55	$0.62	$1.11	$1.24

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$39,547	$(3,593)	$42,039	$(2,362)
Depreciation and amortization	102,578	114,842	206,405	229,563
Interest expense, net	97,729	79,385	182,187	156,992
Income tax expense (benefit)	7,843	(2,646)	11,897	(3,742)
EBITDA	247,697	187,988	442,528	380,451
Stock based compensation	3,197	1,885	5,085	4,095
Transaction related costs	7,035	3,789	13,704	9,702
Gain on sale of real estate	(28,790)	-	(28,790)	-
Other (income) expense	(22,275)	3,349	(25,388)	(536)
Adjusted EBITDA	$206,864	$197,011	$407,139	$393,712

Adjusted EBITDA:
Leasing	$175,881	$173,356	$350,632	$345,725
Fiber Infrastructure	37,036	29,405	67,036	58,600
Towers	(42)	(1,167)	283	(1,630)
Consumer CLEC	565	928	1,211	1,841
Corporate	(6,576)	(5,511)	(12,023)	(10,824)
	$206,864	$197,011	$407,139	$393,712

Annualized Adjusted EBITDA (1)	$827,456

As of June 30, 2019:
Total Debt (2)	$5,290,731
Cash and cash equivalents	(299,394)
Net Debt	$4,991,337

Total Debt/Annualized Adjusted EBITDA	6.4x

Net Debt/Annualized Adjusted EBITDA	6.0x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $55.4 million of finance leases but excludes $232.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2019
Net income attributable to common shareholders – Basic	$ 44 to $ 53
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	1
Amortization of discount on convertible preferred stock	1
Net income (2)	48 to 57
Interest expense, net	389
Depreciation and amortization	399
Income tax expense	10
EBITDA (2)	846 to 855
Stock based compensation	10
Transaction related costs (3)	14
Gain on sale of real estate and other, net (4)	(54)
Adjusted EBITDA (2)	$ 815 to $ 824

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	Future transaction related costs are not included in our current outlook.
(4)

Represents gain on changes in fair value of contingent consideration and pre-tax gain on sale of Latin American tower portfolio and U.S ground lease business.  Amount excludes income taxes related to real estate sales of approximately $5.0 million, which are included in Income tax expense in the reconciliation above.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2019
Net income attributable to common shareholders – Basic	$ 0.24 to $ 0.28
Real estate depreciation and amortization	1.69
Gain on sale of real estate, net of tax (2)	(0.13)
Participating securities share in earnings	(0.03)
Participating securities share in FFO	-
Adjustments for noncontrolling interests	-
FFO attributable to common shareholders – Basic (3)	$ 1.77 to $ 1.82
Impact of if-converted securities	(0.06)
Net income attributable to common shareholders – Diluted (3)	$ 1.71 to $ 1.76

FFO attributable to common shareholders – Basic (3)	$ 1.77 to $ 1.82
Transaction related costs (4)	0.07
Change in fair value of contingent consideration	(0.14)
Cash taxes on tax basis cancellation of debt	0.02
Amortization of deferred financing costs and debt discount	0.23
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.44
Straight-line revenues	(0.01)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.01
Other non-cash items, net	(0.19)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders – Basic (3)	$ 2.20 to $ 2.25
Impact of if-converted securities	(0.12)
AFFO attributable to common shareholders – Diluted (3)	$ 2.08 to $ 2.13

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents gain on sale of Latin American tower portfolio and U.S. ground lease business, net of taxes of approximately $5.0 million.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related costs are not included in our current outlook.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2019
Interest expense on debt obligations	$ 352
Capitalized interest	(6)
Amortization of deferred financing cost and debt discounts	43
Interest expense, net (2)	$ 389

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) Windstream bankruptcy related expenses; (iii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (iv) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com